Pacific Life Insurance Company PORTFOLIO OPTIMIZATION P.O. Box 7187 • Pasadena, CA 91109-7187 www.PacificLife.com • (800) 722-2333 ENROLLMENT AND (See instructions for mailing addresses) RIDER REQUEST Use this form to: · Enroll in Portfolio Optimization only. Complete Sections 1, 2, 3 and 5. · Enroll in Portfolio Optimization and add one or more riders to your annuity contract. Complete all sections. 1 GENERAL INFORMATION Owner’s Name (First, Middle, Last) Daytime Telephone Number Annuity Contract Number If known. ( ) 2 PORTFOLIO OPTIMIZATION MODELS Choose one. 3 REBALANCING Optional
Your entire contract value will be reallocated to the model you choose, If no selection is made, rebalancing will not occur, unless unless you have an active Dollar Cost Averaging (DCA) program in place. required by certain contracts with optional benefits. These See instructions for further details. contracts will be rebalanced as specified in the prospectus. M Model A M Model B M Model C M Quarterly M Semiannually M Annually M ; Model D M Model E 4 ADD OPTIONAL RIDERS — Check the box(es) to add GPA[5], Lifetime Income Access Plus, Income Access Plus, Income Access or GIA Plus to your annuity contract. You must enroll or be enrolled in Portfolio Optimization to add any of these optional benefits. Check with your broker/dealer for availability. A. Rider Options M GPA[5] M Lifetime Income Access Plus M Income Access Plus M Income Access M GIA Plus B. The following terms and conditions apply to GPA[5], Income Access Plus, Income Access and GIA Plus: · Pacific Life must receive this form in good order within 60 days of contract issue for the optional benefits to be effective on the issue date or 30 days after a contract anniversary to be effective on the anniversary date. If this request is not received within these timeframes or the riders are not available for my contract, they will not be added. · To qualify for rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life. · Riders will automatically terminate on the day the contract value becomes less than 100% invested in the asset allocation program. · If the riders terminate on a day other than contract anniversary, the annual charge then in effect for the rider will be calculated on a pro-rated basis on the termination date and deducted from the contract on the earlier of contract surrender or next contract anniver sary. The annual charge will be waived if the rider terminates as a result of death or annuitization. C. The following additional terms and conditions apply to GPA[5]: · An annual charge of 0.25% of the contract value will be assessed on each contract anniversary for GPA[5] protection received in the prior contract year. This charge may change if a step-up is elected. · Annuitants must be age 85 or younger to purchase GPA[5]. · Any withdrawals taken while GPA[5] is in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits and the benefits of GPA[5] on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. D. The following additional terms and conditions apply to Lifetime Income Access Plus, Income Access Plus and Income Access: · An annual charge of 0.40% of contract value will be assessed on each contract anniversary for Lifetime Income Access Plus, Income Access Plus or Income Access protection received in the prior contract year. This charge may change if a reset/step-up is elected. · Annuitants must be age 85 or younger to purchase Lifetime Income Access Plus, Income Access Plus or Income Access. · The contract’s standard withdrawal provisions are not changed or replaced by adding the rider. Withdrawals will be subject to the same conditions, restrictions and limitations as other withdrawals under the contract and may impact other contract benefits. · Cumulative withdrawals of more than the Protected Payment Amount in a given contract year may result in reduced rider benefits, and the amounts initially protected may no longer be guaranteed. · Any withdrawals taken while the riders are in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. · For Lifetime Income Access Plus, the Protected Payment Amount will be paid for life regardless of contract value or remaining protected balance, provided the oldest owner is age 65 at the time of the first withdrawal or at the time of the first withdrawal after the most recent reset. 05/06 [POP] Page 1 of 2 *2150-6B1*

PORTFOLIO OPTIMIZATION ENROLLMENT AND RIDER REQUEST 4 ADD OPTIONAL RIDERS — Continued E. The following additional terms and conditions apply to GIA Plus: · An annual charge of 0.50% is based on the greater of the guaranteed income base (GIB) or contract value and will be assessed on each contract anniversary for GIA Plus protection received in the prior contract year. · Annuitants must be age 80 or younger to purchase GIA Plus. · If the contract is annuitized under GIA Plus, GIA Plus guarantees a minimum fixed income payout. · Withdrawals taken up to 5% of the guaranteed withdrawal base, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce the GIB on a dollar-for-dollar basis. This means the GIB will decrease by the dollar amount of the withdrawal. If more than 5% of the guaranteed withdrawal base is withdrawn, the entire withdrawal is adjusted in accordance with the rider provisions and will reduce the GIB on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. · Any withdrawals taken while GIA Plus is in effect, including withdrawals taken to comply with minimum distribution requirements for tax qualified plans, will reduce any death benefits and the GIA step-up value on a pro-rata basis. This means the benefit will be reduced by the same percentage as the percentage of contract value withdrawn. 5 ACKNOWLEDGMENT, AUTHORIZATION AND SIGNATURE(S) — I have discussed this product and/or service with my investment professional and/or tax adviser, and believe the selections meet my insurable needs, financial objectives and risk tolerance. I have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including its benefits and risks. I understand that: (a) I am directing that my initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that I selected in Section 2. I also direct that subsequent purchase payments, if allowed by my contract, be allocated according to this model, as it may be modified from time to time, unless I instruct otherwise in writing. (b) I may utilize investment tools made available by Pacific Life for selecting a Portfolio Optimization Model but I understand that it is my decision, in consultation with my investment professional, to select a model. Pacific Life bears no responsibility for this decision. (c) Participation in Portfolio Optimization is no guarantee against market loss. (d) Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). I have read the prospectus and understand that my model may be automatically updated. I grant Pacific Life limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate my contract value in accordance with the Portfolio Optimization Model I have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with my consent, although Pacific Life may assume consent if it provides advance notice and I do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (e) I will receive transaction confirmations of the annual automatic updates, if applicable. (f) I will notify my investment professional if my financial situation and risk pro file changes to determine if I need to change to a different Portfolio Optimization Model. In addition, I should periodically review, in consultation with my investment professional, my financial situation and risk profile to determine if I need to change Portfolio Optimization Models. (g) I may withdraw from Portfolio Optimization at any time, however, if I have purchased GPA[5], Lifetime Income Access Plus, Income Access Plus, Income Access or GIA Plus, the riders will terminate if I withdraw from Portfolio Optimization. (h) Portfolio Optimization may be terminated at any time. Pacific Life has no contractual obligation to continue the program. (i) Withdrawals and other distributions of taxable amounts will be subject to income tax, and if taken prior to age 59 1/2 , a 10% federal tax may apply. (j) If adding GPA[5] to my contract, I agree to the terms and conditions in Section 4B and 4C. (k) If adding Lifetime Income Access Plus, Income Access Plus or Income Access to my contract, I agree to the terms and conditions in Sections 4B and 4D. (l) If adding GIA Plus to my contract, I agree to the terms and conditions in Sections 4B and 4E. I agree that if I am providing this form by fax, it is as valid as the original. Owner’s Signature mo day yr Joint Owner’s Signature (if applicable) mo day y r 05/06 [POP] Page 2 of 2 *2150-6B2*

PORTFOLIO OPTIMIZATION ENROLLMENT AND RIDER REQUEST When to use this form: Use this form to enroll in Portfolio Optimization only or to enroll in Portfolio Optimization and add one or more rider(s) to your contract. You must enroll in Portfolio Optimization to add the rider(s) to your contract. If you do not choose to add a rider(s) at this time, you may add in the future, subject to the terms and conditions then in effect by completing the Portfolio Optimization Rider Request and Termination form. To complete this form: Print clearly in dark ink. Provide requested information in full. An incomplete form may delay processing. Do not highlight any information submitted on this form. Paperwork submitted to Pacific Life is scanned into an imaging system and highlighting could make that information unreadable. Where to send this form:By regular mail: By overnight mail: By fax: Pacific Life Insurance Company            Pacific Life Insurance Company (888) 837-8172 P.O. Box 7187 1111 S. Arroyo Parkway, Suite 205 Pasadena, CA 91109-7187 Pasadena, CA 91105-3967 For help or questions: Contact your registered representative or call Pacific Life customer service at (800) 722-2333. Registered representatives can obtain additional copies of this form by visiting our financial professional Web site at www.PacificLife.com. INSTRUCTIONS 1 General Information: Provide the owner’s name, daytime telephone number and annuity contract number, if known. 2 Portfolio Optimization Models: To enroll in Portfolio Optimization, choose the model that is consistent with your particular level of risk. Only one model may be selected. Your investment professional should assess the model for suitability to make sure the model selected is appropriate to your investment goals and financial situation. If you presently have a DCA program and the source investment option is in a Portfolio Optimization Model, your DCA program will be discontinued. If your investment goals and/or financial situation change, consult your investment professional. The current Portfolio Optimization Models are summarized below. Refer to the product’s prospectus for more information. Portfolio Optimization Model Allocations (Investment Options) Model A            Model B            Model C            Model D            Model E International Value 3% International Value 5% International Value 5% International Value 5% International Value 12% Diversified Research 2% Diversified Research 4% International Small-Cap 2% International Small-Cap 3% International Small-Cap 3% Diversified Research 4% Diversified Research 4% Diversified Research 4% Short Duration Bond 23% American Funds Growth 2% American Funds Growth-Income 3% American Funds Growth-Income 5% American Funds Growth-Income 8% Diversified Bond 6% Short Duration Bond 12% American Funds Growth 3% American Funds Growth 6% American Funds Growth 8% Mid-Cap Value 4% Diversified Bond 5% Short Duration Bond 2% Short Duration Bond 8% Growth LT 3% International Large-Cap 2% Mid-Cap Value 6% Diversified Bond 2% Diversified Bond 3% Mid-Cap Value 10% Main Street® Core 8% Large-Cap Growth 5% Growth LT 3% Growth LT 3% Large-Cap Growth 4% Managed Bond 17% International Large-Cap 6% Mid-Cap Value 12% Mid-Cap Value 8% International Large-Cap 13% Inflation Managed 16% Small-Cap Value 2% Large-Cap Growth 4% Large-Cap Growth 5% Equity Index 4% Money Market 8% Main Street® Core 7% International Large-Cap 13% International Large-Cap 8% Small-Cap Index 2% Equity Index 4% High Yield Bond 5% Managed Bond 14% Equity Index 2% Fasciano Smal l Equity 3% Small-Cap Index 2% Large-Cap Value 4% Inflation Managed 13% Small-Cap Value 2% Main Street® Core 2% Fasciano Small Equity 2% Comstock 2% Money Market 4% Main Street® Core 6% Main Street® Core 4% Emerging Markets 4% High Yield Bond 4% Emerging Markets 3% Emerging Markets 4% Large-Cap Value 6% Large-Cap Value 5% Managed Bond 11% Managed Bond 3% Comstock 4% Comstock 4% Inflation Managed 11% Inflation Managed 6% Mid-Cap Growth 3% Mid-Cap Growth 2% High Yield Bond 2% Large-Cap Value 6% Real Estate 5% Large-Cap Value 5% Comstock 4% VN Small-Cap Value 2% Comstock 4% Mid-Cap Growth 3% Mid-Cap Growth 2% Real Estate 3%
Lower Risk Higher Risk Less Volatile t t More Volatile 3 Rebalancing (Optional): Your portfolio can be rebalanced either quarterly, semiannually or annually to maintain the asset allocations in the Portfolio Optimization Model you have selected. Choose one rebalancing frequency. 4 Add Optional Riders: If you are adding a rider to your contract, review the terms and conditions in this section before checking the appropriate box and signing the form. They are available with the products shown below, subject to state availability. Refer to the applicable product’s prospectus for more information. Available Products: (subject to state availability) · Pacific Innovations • Pacific Odyssey • Pacific One Select • Pacific Select Variable Annuity (PSVA) · Pacific Innovations Select • Pacific One • Pacific Portfolios • Pacific Value 5 Acknowledgment, Authorization and Signature(s): The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign. 05/06 2150-6B